EXHIBIT 99.1
                                                                   ------------


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE
---------------------


               SUBURBAN PROPANE PARTNERS, L.P. TO HOLD FISCAL 2003
                      FIRST QUARTER RESULTS CONFERENCE CALL

WHIPPANY, NEW JERSEY, JANUARY 9, 2003 -- Suburban Propane Partners, L.P. (NYSE:SPH), a leading marketer of propane gas and related products and services nationwide, announced today that it has scheduled its Fiscal 2003 First Quarter Results Conference Call for Thursday, January 23, 2003 at 10:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management's discussion of Suburban's Fiscal 2003 first quarter results and business outlook by accessing the call via the internet at WWW.SUBURBANPROPANE.COM, or by telephone as follows:

                             Phone #: (888) 428-4480
Ask for: Suburban Propane First Quarter Fiscal Year 2003 Results Conference Call

In addition, a replay of the conference call will be available from 1:30 PM Thursday, January 23 until 1:30 PM on Friday, January 24, 2003 and can be accessed by dialing (800) 475-6701, Access Code 669389. The replay will also be available via Suburban's web site until Thursday, January 30, 2003.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928 and is the nation's third largest propane gas marketer. The Partnership serves approximately 750,000 residential, commercial, industrial and agricultural customers through approximately 330 customer service centers in more than 40 states. Corporate news, unit prices and additional information about Suburban are available 24 hours a day, 7 days a week on Suburban's web site:
WWW.SUBURBANPROPANE.COM. To receive news releases via fax: Dial 800-758-5804 and input extension 112074.



Company contact:  Robert M. Plante
                  Vice President-Finance
                  (973) 503-9252